UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 3, 2020

BOOMER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-215000	36-4833921
(State of Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

8670 W. Cheyenne Avenue, Las Vegas, NV 89129
(Address of principal executive offices, including zip code)

888-266-6370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	BOMH	OTC Markets

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Employment Agreement with Michael Quaid

On September 4, 2020, Boomer Holdings, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with the Company’s Chief Executive Officer, Michael R. Quaid, pursuant to which Mr. Quaid will continue to serve as the Company’s Chief Executive Officer until September 4, 2025 (or such earlier date upon which Mr. Quaid’s employment may be terminated in accordance with the terms of the Agreement). Pursuant to the terms of the Agreement, which replaced and superseded Mr. Quaid’s prior employment agreement, Mr. Quaid shall receive compensation of Twenty Thousand Dollars ($20,000) per month and if the Company’s gross revenues exceed Ten Million Dollars ($10,000,000), then such monthly compensation shall be increased to Forty Thousand Dollars ($40,000) following the fourth month thereafter.  In addition, Mr. Quaid received a grant of 6,500,000 shares of the company’s common stock and shall be reimbursed for out of pocket expenses incurred connection with the performance of his duties.  The Agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. A copy of the Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Appointment of New Directors

On September 3, 2020, David Racz and Giang Thi Hoang joined the Company’s Board of Directors.

David Racz has held global senior executive positions at Pfizer, GlaxoSmithKline, and Novartis. In his various capacities, he has been responsible for developing strategy, directing multiple country operations, sales, marketing, and leading multiple corporate functions. Mr. Racz has extensive experience and success in start-up companies, spanning the nutraceutical and medical cannabis industry. From 2006-2008 he served as a member of the executive management teams for Mova Vie. As Senior Vice President of Operations and Distributor Relations, his leadership was instrumental to the success of the company and its identification as “one of the fastest growing companies in the US,” achieving revenues of $1 billion in a 2-year span. Mr. Racz recently served as the Vice Chairman of the board for POS Bio Sciences.

Giang Thi Hoang joined the Company in 2019 after taking time off to raise her son upon emigrating to the United States.  Prior thereto Ms. Hoang held executive marketing positions at Vietnam Export Import Bank in Viet Nam from 2000-2015. Ms. Hoang earned B.S. in Economics and Social Science from University of Ho Chi Minh City.

Resignation of Thomas Ziemann

Effective September 4, 2020, Thomas Ziemann resigned as the Company’s Chief Operating Officer and as a Member of the Board of Directors. Mr. Ziemann did not indicate that his decision to resign was a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Boomer Holdings, Inc. and Michael R. Quaid

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2020	BOOMER HOLDINGS, INC.

	By:	/s/ Daniel Capri
Name: Daniel Capri
Title: President